EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statement pertaining to the Harris Corporation Retirement Plan of our report dated December 6, 2005 with respect to the financial statements and schedule of Harris Corporation Retirement Plan included in this Annual Report (Form 11-K) for the year ended June 30, 2005.

Form S-8 No. 333-75114	Harris Corporation Retirement Plan

/s/ Hoyman, Dobson & Company, P.A.

Melbourne, Florida
December 23, 2005

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